UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2007

Commission File Number: 000-52854

WAVE URANIUM HOLDING (Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

5348 Vegas Drive, Suite 228, Las Vegas Nevada 89108
(Address of principal executive offices)

(702) 939-8029
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02     Election of Directors.

On December 18, 2007, the board of directors of Wave Uranium Holding (the “Issuer”) has elected Christopher LeClerc as a director of the Issuer. There is no arrangement or understanding between Mr. LeClerc and any other members of the Issuer’s board of directors. Mr. LeClerc is currently the Issuer’s C.F.O. and receives an annual salary of $24,000 per year for his duties as the Issuer’s C.F.O. He will not receive any compensation for acting as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007		WAVE URANIUM HOLDING
(Registrant)
	By :	/s/ Cady Johnson
President, CEO